UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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HANCOCK FABRICS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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HANCOCK FABRICS, INC.
One Fashion Way
Baldwyn, Mississippi 38824

NOTICE OF 2010 ANNUAL STOCKHOLDERS’ MEETING

TO BE HELD ON JUNE 8, 2010

To the Stockholders of Hancock Fabrics, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Stockholders’ Meeting (the “Annual Meeting”) of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”) will be held at the Company’s headquarters at One Fashion Way, Baldwyn, Mississippi on Tuesday, June 8, 2010 at 9:00 a.m. CDT, or as soon thereafter as a quorum shall be present, for the following purposes:

1.           To elect five members of the Board of Directors to hold office until the next Annual Stockholders’ Meeting or until their respective successors have been elected and qualified.  The nominees are Jane F. Aggers, Sam P. Cortez, Steven R. Morgan, Steven D. Scheiwe and Neil S. Subin.

2.           To consider and vote on a proposal to amend the 2001 Stock Incentive Plan to extend the expiration date to March 4, 2021.

3.           To ratify the appointment of the accounting firm Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011.

The Board of Directors has fixed the close of business on April 14, 2010 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof.  A list of such stockholders will be available for inspection at the principal office of the Company.

We generally are providing our stockholders access to our proxy materials over the Internet instead of mailing them.  On or about April 27, 2010, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments thereof.  On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 30, 2010 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice.  The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials.  The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

All stockholders are cordially invited to attend the Annual Meeting.  Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously.  Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President, Chief Financial Officer and Secretary

Baldwyn, Mississippi
April 14, 2010

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE.  TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

HANCOCK FABRICS, INC.
One Fashion Way
Baldwyn, Mississippi 38824

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2010 Annual Stockholders’ Meeting to be held June 8, 2010, at 9:00 a.m. CDT at the Company’s headquarters, One Fashion Way, Baldwyn, Mississippi, and any adjournments thereof (the “Annual Meeting”).

We generally are providing our stockholders access to our proxy materials over the Internet instead of mailing them.  On or about April 27, 2010, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments thereof.  On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 30, 2010 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice.  The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials.  The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting, as discussed below.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock, par value $.01 per share (“common stock”), is necessary to constitute a quorum at the Annual Meeting.  Holders of common stock are entitled to one vote per share on all matters.

Assuming the presence of a quorum, for Proposal No.1 the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote is required to elect the directors.  An affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is necessary for approval of Proposal No.2 to amend the 2001 Stock Incentive Plan to extend the expiration date to March 4, 2021 and Proposal No.3 to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year 2010 audit.  All proxies will be voted as specified on the proxy cards or electronic voting instructions submitted by stockholders as long as the proxy is properly submitted in accordance with our voting procedures and is received by us before the close of voting at the Annual Meeting or any adjournment or postponement thereof.  If no choice has been specified, a properly executed and timely proxy will be voted for the Board of Directors’ five nominees, for Proposal No. 2 and for Proposal No.3, which proposals are described in detail elsewhere in this Proxy Statement.

To vote, stockholders may submit proxy voting instructions electronically by using the Internet and following the instructions provided on the Notice. In addition, a stockholder may vote by submitting a properly completed and signed proxy card by mail, or by attending the Annual Meeting and voting in person.

With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will not be counted as votes cast at the Annual Meeting with respect to any proposal and will have no effect on the result of the vote.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly and timely requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the ratification of the Company’s independent registered public accounting firm in Proposal No. 3. Under applicable rules, nomine brokers will not have discretionary authority to vote or cast a proxy with respect to Proposals No. 1 and 2 at the Annual Meeting.

The close of business on April 14, 2010 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.  As of April 14, 2010, the Company had 19,906,305 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share of common stock held.

The cost of soliciting proxies, including expenses in connection with preparing and mailing the Notice and this Proxy Statement, will be borne by the Company.  In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses related to providing notice of the Annual Meeting, in forwarding proxy material to such beneficial owners and providing vote tabulation services.  Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, and personal solicitation by the directors, officers or employees of the Company.  No additional compensation will be paid to directors, officers or employees for such solicitation.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.  You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement and related correspondence to:  Hancock Fabrics, Inc., One Fashion Way, Baldwyn, Mississippi 38824, Attention: Corporate Secretary.  Requests for additional copies of the Annual Report for the year ended January 30, 2010, and Proxy Statement may also be made by calling the Company at (662) 365-6000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 14, 2010 by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group.  Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Aspen Advisors LLC (2) 152 West 57th Street New York, NY, 10019	6,668,075	28.2%
Carl E. Berg (3) 10050 Bandley Dr. Cupertino, CA 95014	6,265,400	26.6%
Lightpointe Communications, Inc. (4) 10050 Bandley Dr. Cupertino, CA 95014	3,648,400	15.5%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Berg & Berg Enterprises, LLC (5) 10050 Bandley Dr. Cupertino, CA 95014	2,617,000	13.1%
Trellus Management Company, LLC (6) 350 Madison Avenue, 9th Floor New York, New York 10017	1,901,400	9.0%
Jane F. Aggers (7)	425,829	2.1%
Sam P. Cortez	80,000	*
Steven D. Scheiwe	96,163	*
Harry D. Schulman	122,791	*
Neil S. Subin (8)	283,250	1.4%
Robert W. Driskell (9)	96,872	*
William A. Sheffield (10)	56,824	*
Susan D. Zewicke (11)	48,541	*
All Directors and Executive Officers as a Group (8 persons)	1,210,270	6.0%

*	Less than 1%.
(1)
Based on 19,906,305 shares of common stock outstanding as of April 14, 2010 and shares the beneficial owner has the right to acquire, which includes shares that may be acquired upon exercise of warrants and stock options that will be vested as of June 13, 2010. As of April 14, 2010, there are outstanding warrants for 9,485,600 shares, with an exercise price of $1.12, and stock options for 1,543,902 shares with a weighted average exercise price $3.14.

(2)
This information is based on a Schedule 13D filed on August 11, 2008 by Aspen Advisors LLC (“Aspen Advisors”), Sopris Capital Advisors, LLC (“Sopris Advisors”), Sopris Partners Series A, of Sopris Capital Partners, L.P. (“Sopris Partners”), Sopris Capital, LLC (“Sopris Capital”), EnterAspen Limited (“EnterAspen”) and Nikos Hecht (each a “Reporting Person”).  The Schedule 13D reported that each Reporting Person has the following powers to vote, direct the vote, dispose of or direct the disposition of shares of common stock:

Reporting Person	Sole power to vote or direct the vote	Shared power to vote or direct the vote	Sole power to dispose of or direct the disposition of	Shared power to dispose of or direct the disposition of
Aspen Advisors	0	1,349,679	0	1,349,679
Sopris Advisors	0	5,318,396	0	5,318,396
Sopris Partners	0	3,383,930	0	3,383,930
Sopris Capital	0	3,808,678	0	3,808,678
EnterAspen	0	2,684,860	0	2,684,860
Nikos Hecht	0	6,668,075	0	6,668,075

The shares reported on Schedule 13D included 3,736,475 shares that may be issued pursuant to warrants.  Of the shares reported as beneficially owned in the Schedule 13D 1,736,790 shares are owned directly by Sopris Partners and 508,460 shares are owned by private clients of Aspen Advisors and 686,350 are owned by private clients of Sopris Advisors.  Of the shares reported as owned by private clients of Aspen Advisors and Sopris Advisors, 1,194,810 are owned by EnterAspen, 508,460 are owned through an account managed by Aspen Advisors, and 686,350 are owned through an account managed by Sopris Advisors.  Sopris Capital is the general partner of Sopris Partners and, as such, may be deemed to share beneficial ownership of the Common Stock owned directly by Sopris Partners.  Each of Aspen Advisors and Sopris Advisors is an Attorney-in-Fact for EnterAspen.  Mr. Hecht is the managing member of each of Aspen Advisors and of Sopris Advisors and the sole member of the managing member of Sopris Capital.  As the managing member of Aspen Advisors and Sopris Advisors, the sole member of the managing member of Sopris Capital and the owner of a majority of the membership interests in each of Sopris Capital, Aspen Advisors, and of Sopris Advisors, Mr. Hecht may be deemed to be the controlling person of Sopris Capital, Aspen Advisors, and of Sopris Advisors, and through Sopris Capital, Sopris Partners.  Each of Aspen Advisors and Sopris Advisors, as investment manager for their respective private clients, and with respect to Sopris Advisors, also as investment manager for Sopris Partners, has discretionary investment authority over the Common Stock held by their respective private clients and Sopris Partners, as applicable.  Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the Common Stock held by Sopris Partners and the private clients of Aspen Advisors and Sopris Advisors.  Each of Sopris Partners and Sopris Capital disclaims any beneficial interest in the Common Stock owned by the accounts managed by Sopris Advisors and Aspen Advisors.  The principal business office of each of Sopris Partners, Sopris Capital, Sopris Advisors and Mr. Hecht is 314 So. Galena Street, Suite 300, Aspen, CO 81611.  The principal business office of Enter Aspen is First Caribbean House, 4th Floor, P.O. Box 487, Grand Cayman, Cayman Islands, KY1-1106.

(3)
Includes 2,617,000 shares which are held by Berg & Berg Enterprises, LLC and warrants for 3,648,000 shares which are held by Lightpointe Communication, Inc., both of which Mr. Berg reports as indirectly owned.

(4)	Represents warrants for 3,648,400 shares which Lightpointe Communications, Inc. has the right to acquire upon exercise of the warrants.
(5)
The information as to beneficial ownership is based on a Schedule 13G/A filed by Berg & Berg Enterprises, LLC with the SEC on February 10, 2010, reflecting beneficial ownership of the Company’s common stock.

(6)
This information is based on a Schedule 13G/A filed on February 18, 2010 by Trellus Management Company, LLC (“Trellus”), Trellus Partners, L.P. (“Trellus Partners”) and Adam Usdan.  The Schedule 13G reported that, as of December 31, 2009, (i) Trellus had shared power to vote or direct the vote of 1,901,400 shares and shared power to dispose of or direct the disposition of 1,901,400 shares; (ii) Trellus Partners had shared power to vote or direct the vote of 1,139,777 shares and shared power to dispose of or direct the disposition of 1,139,777 shares; and Mr. Usdan had shared power to vote or direct the vote of 1,901,400 shares and shared power to dispose of or direct the disposition of 1,901,400 shares.  The shares reported on Schedule 13G include 1,306,400 shares that may be issued pursuant to warrants.

(7)
Includes 40,000 shares which Ms. Aggers has the right to acquire upon the exercise of warrants and  55,829 shares which Ms. Aggers has the right to acquire upon the exercise of stock options on or before June 13, 2010.

(8)	Includes 233,250 shares held by Broadbill Investment Corp. which Mr. Subin reports as indirectly owned.
(9)	Includes 71,872 shares which Mr. Driskell has the right to acquire upon exercise of stock options on or before June 13, 2010.
(10)	Includes 33,953 shares which Mr. Sheffield has the right to acquire upon exercise of stock options on or before June 13, 2010.
(11)	Includes 23,541 shares which Ms. Zewicke has the right to acquire upon exercise of stock options on or before June 13, 2010.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of January 30, 2010, with respect to compensation plans under which shares of the Company’s common stock may be issued.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)

Equity compensation plans approved by security holders	1,545,804	$3.17	3,173,160

Equity compensation plans not approved by security holders	-		100,000

	1,545,804	3.17	3,273,160

(1)	These securities include shares available under the Company’s 2001 Stock Incentive Plan and 2004 Special Stock Plan.

RELATED PARTY TRANSACTIONS

As part of the Company’s issuance of promissory notes (the “Notes”) on August 1, 2008 in connection with the Company’s emergence from bankruptcy, certain members of the Official Committee of Equity Holders of Hancock Fabrics, Inc. who were “related persons,” as defined in Item 404 of Regulation S-K, participated in a Backstop Arrangement (“Backstop”) in which each party agreed to purchase all of the Notes not purchased during the offering.  The Backstop provided for an additional 3,750 warrants to purchase the Company’s common stock to be issued to each participant.  The Notes purchased and the warrants issued to each related person are detailed below.

Carl E. Berg– Former Non-executive Chairman of the Board of Hancock Fabrics, Inc., and beneficial owner of more than 10% of the Company’s common stock through either controlling or majority interest and/or controlling investment management in the following entities: Berg & Berg Enterprises, LLC and Lightpointe Communications, Inc.

Mr. Berg participated in the Backstop in the following manner:

Notes purchased: 7,503
Purchase amount: $7,503,000
Common stock warrants issued: 9,121
Stockholder’s shares underlying warrants: 3,648,400

Nikos Hecht – Beneficial owner of more than 10% of the Company’s common stock through either controlling or majority interest and/or controlling investment management in the following entities: Sopris Capital Advisors, LLC; Sopris Partners Series A, Sopris Capital, LLC; Aspen Advisors LLC; EnterAspen Ltd.; The Richmond Fund LP.

Mr. Hecht participated in the Backstop in the following manner:

Notes purchased: 7,724
Purchase amount: $7,724,000
Common stock warrants issued: 9,341
Stockholder’s shares underlying warrants: 3,736,400

The Company does not have any other transactions with related parties.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the name, age, positions held with the Company and business experience during the past  five years of each nominee for director of the Company.  We have not included below Harry D. Schulman, whose term as a director of the Company will end at the Annual Meeting in June 2010.  Mr. Schulman has notified the Company he will not stand for re-election to serve as a director upon the expiration of his term.  We appreciate Mr. Schulman’s past service as a director of the Company.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Jane F. Aggers	61
President, Chief Executive Officer and Director since January 2005.  She was formerly Executive Vice President of Jo-Ann Stores, Inc.

Ms. Aggers has served on the Board of Directors for the past five years and has five years of experience leading the Company.  Ms. Aggers’ business experience, management experience and strong leadership skills are a tremendous addition to the Board of Directors.  Additionally, Ms. Aggers’ insider perspective of the day-to-day operations of the Company provides invaluable insight to the Board of Directors.

Sam P. Cortez	46
A director of Hancock Fabrics, Inc., since August 2008, Mr. Cortez serves on the Audit Committee of the Board of Directors and is the Chair of the Management Review and Compensation Committee of the Board.  He is currently the principal of KCL Development LLC, a provider of corporate finance and advisory services.  He was formerly a director, audit committee chair, and member of the compensation and budget committees of World Waste Technologies, Inc., a development stage technology company, from 2005 to 2009.

Mr. Cortez joined the Board of Directors nearly two years ago.  He has experience providing business consulting and financial advisory services, primarily to growth companies and new business ventures, as well as previous board service with other companies, including on the audit and compensation committees of such boards.  Mr. Cortez’s business experience and insight into compensation dynamics are truly beneficial to the Board of Director.  These experiences, together with Mr. Cortez’s financial acumen qualifies him well to serve on the Audit and Management Review and Compensation Committees of the Board of Directors.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Steven R. Morgan	58
A nominee for director of Hancock Fabrics, Inc., Steve Morgan is an Operating Partner with Verite Capital Partners, a private equity and consulting firm and has been a director of Movie Gallery, Inc., a home entertainment specialty retailer, since September 2009. Formerly, he was President of GameStop Corporation from 2005 to 2008, a fortune 500 company, and held the position of President of North American Operations at Electronic Boutiques, as well as President of EB Games-Canada, and held various senior executive roles with May Department Stores and Federated Department Stores-where he began his retail career.

Mr. Morgan is a new nominee of the Board of Directors of the Company.  His thirty plus years of retail experience and board service make him a complementary addition to the Board of Directors.

Steven D. Scheiwe	49
The Non-executive Chairman of Hancock Fabrics, Inc. since August, 2009 and a director since August 2008, Mr. Scheiwe serves on the Management Review and Compensation Committee of the Board of Directors.  He is currently the President of Ontrac Advisors, Inc., which provides analysis and business management services to public and private entities.  He is also a director and member of the audit and compensation committees of FiberTower Corporation, a wireless backhaul services provider, and has held those positions since 2006.  Mr. Scheiwe has also served as a director and member of the audit committee of Movie Gallery, Inc., a home entertainment specialty retailer, since 2008.

Mr. Scheiwe currently serves as the Non-executive Chairman of the Board of Directors, having served on the Board of Directors of the Company for nearly two years.  He has extensive business management experience with both public and private companies.  Mr. Schiewe also has served on the boards of several organizations of varying sizes.  Mr. Scheiwe’s business management experience and experience serving on various audit and compensation committees are a valuable asset to the Board of Directors of the Company and qualifies him well to serve on the Management Review and Compensation Committee of the Board of Directors.

Neil S. Subin	45
A director of Hancock Fabrics, Inc., since August 2009, Mr. Subin serves on the Audit Committee of the Board of Directors.  He is President and Managing Director of Trendex Capital Management, an investment firm focusing primarily on distressed and troubled companies.  Mr. Subin also serves as a director and member of the compensation committee of Movie Gallery, Inc., a home entertainment specialty retailer, a position he has held since May 2008.  He has also been a director and member of the audit and compensation committees of Primus Telecommunications Group, Inc., since July 2009, a director of Leap Wireless International, Inc., Liquidating Trust, since August 2004, and a director and member of the audit committee of Federal Mogul Corporation, since January 2008.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Mr. Subin joined the Board of Directors of the Company last year.  His considerable experience and insight regarding distressed and troubled companies has provided the Board of Directors with a valuable and balanced perspective.  Additionally, Mr. Subin’s experience serving on other boards and on the audit and compensation committees of such boards is a great contribution to the Board of Directors of the Company and well qualifies Mr. Subin to serve on the Audit Committee of the Board of Directors.

Set forth below are the name, age, position and business experience of each executive officer of the Company, excluding our Chief Executive Officer, Jane F. Aggers, who is described above.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Robert W. Driskell	35
Executive Vice President since June 2009, Chief Financial Officer and Secretary since February 2008.  Sr. Vice President from February 2008 to June, 2009.  Formerly Chief Financial Officer, from January 2005 to January 2008, of Reeves Williams, LLC, a residential real estate developer. Formerly Audit Manager with KPMG, LLP.

William A. Sheffield	63	Senior Vice President – Distribution since December 2000 and Vice-President – Distribution from June 1996 to December 2000.

Susan D. Zewicke	49
Senior Vice President – Store Operations since May 2009. Formerly President of Devyn Larkham Associates, a retail/airport consulting firm from June 2008 to May 2009. Vice President of Operations with Borders Group, Inc., from June 2003 to June 2008.

DIRECTOR INDEPENDENCE

The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that all of the directors, other than Jane F. Aggers, Hancock’s President and Chief Executive Officer, or CEO, are “independent”. The Board of Directors has affirmatively determined that no director, other than Ms. Aggers, has a material relationship with the Company.  In making this determination, the Board has broadly considered all relevant facts and circumstances.  In addition, the Board has adopted as specific independence requirements (a) the independence requirements of applicable law and any securities exchange upon which the Company elects to have its stock listed, (b) the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, (collectively, the “Independence Standards”), which are available on the Company’s website at www.hancockfabrics.com under the “Investor Relations – Corporate Governance” link.

With respect to any relationship that is not covered by the categorical Independence Standards, the members of the Board who satisfy the requirements of the Independence Standards will evaluate such relationship and make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship will be considered independent.  The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement following such a determination, as applicable.  Similarly, the Company will disclose and explain the basis for any determination of independence for a director who does not satisfy the categorical Independence Standards.

The Board of Directors holds regular meetings on a quarterly basis and on other occasions when required by special circumstances.  The Board of Directors held 6 meetings during the last fiscal year.  The Board of Directors delegates certain of its functions to its standing Audit Committee, Management Review and Compensation Committee and the Nominating and Corporate Governance Committee.  The Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served. The Company does not have a policy regarding directors’ attendance of the annual meetings of stockholders.

Through August 4, 2009, Carl E. Berg served as the Non-executive Chairman of the Board and, subsequent to that date, Steven D. Scheiwe has held, and continues to hold, that position.  The roles of the Non-executive Chairman and the Chief Executive Officer are very distinct.  The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Company, including the business conducted by the employees, managers and officers of the Company.  The Non-executive Chairman of the Board is responsible for leading the Board of Directors in its duty to oversee the management of the business and affairs of the Company and ensuring that he and the other directors act in the best interest of the Company and its stockholders.  The Non-executive Chairman of the Board also presides over executive sessions of the Board.  The Board of Directors held five executive sessions during the last fiscal year.  The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management and the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, including risk oversight of the Company.

Risk oversight of the Company is the responsibility of the Board of Directors.  It administers this oversight function by evaluating various components of risks to the Company at each meeting of the Board.  The current leadership structure of the Board of Directors is appropriate for the Company and facilitates careful oversight of risk for the Company.  The structure of the Board of Directors provides strong oversight by those directors that meet the Company’s Independent Standards, with such directors meeting frequently in executive sessions of the Board of Directors without management.  These executive sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of senior management.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, is charged with oversight of the Company’s accounting and financial reporting process and the audits of its financial statements.  The Audit Committee also assists the Board in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function, the Company’s compliance with laws and regulations and with the Code of Business Conduct and Ethics for both employees and the CEO and Senior Financial Officers.  The Audit Committee has sole authority for the appointment or replacement and pre-approval of the services and fees of the Company’s independent auditors (see “Principal Accountant Fees and Services”).  As of the date of this proxy statement, the Audit Committee is composed of Harry D. Schulman (Chair), Sam P. Cortez and Neil S. Subin. The Board of Directors has determined that each member of the Audit Committee meets its Independence Standards and Section 10A(m)(3) of the Securities and Exchange Act of 1934 (“the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and that Mr. Schulman qualifies as a financial expert as defined in rules promulgated by the SEC under the Exchange Act, as interpreted by the Board.  The Audit Committee met seven times during the last fiscal year.

In order to ensure the integrity of the Company’s financial reports, the Audit Committee welcomes and encourages employees to report directly to it any practice, policy or act that could impair the integrity of the Company’s financial records or reports.  If any employee has information that would be beneficial to the Audit Committee in fulfilling its oversight responsibilities, he or she is encouraged to contact the Audit Committee at the address below.  The identity of any employee submitting information to the Audit Committee will be held in confidence, as required by the Sarbanes-Oxley Act.

Audit Committee
Neil S. Subin
8 Palm Court
Sewalls Point, FL34996

The Management Review and Compensation Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees, including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, 2001 Stock Incentive Plan and other incentive compensation program, and making recommendations to the Board respecting policies of the Board related to those plans.  The Management Review and Compensation Committee is composed of Sam P. Cortez (Chair), Steven D. Scheiwe and Harry D. Schulman, all of whom meet the Independence Standards established by the Board of Directors.  The Management Review and Compensation Committee met five times during the last fiscal year.

The Nominating and Corporate Governance Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, recommends nominees for election to the Board by the stockholders at the annual meeting, evaluates and reports to the Board of Directors on CEO performance and management succession and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating and Corporate Governance Committee is composed of Neil S. Subin (Chair), Sam P. Cortez, Steven D. Scheiwe and Harry D. Schulman, all of whom meet the Independence Standards established by the Board of Directors.  The Nominating and Corporate Governance Committee did not meet during the last fiscal year.

In the absence of meetings of the Nominating and Corporate Governance Committee, the members of the Board of Directors meeting its Independence Standards acted as the committee for selecting nominees for election as directors. The independent members of the Board of Directors or the Nominating and Corporate Governance Committee, as the case may be, review and evaluate candidates submitted by directors, management and by the Company’s stockholders.  They identify Board candidates based upon both their criteria for evaluation and the candidate’s previous service on the Board.  Additionally, they may use the services of a search company in identifying nominees.  Although they have not determined specific minimum qualifications for nominees, they evaluate candidates based upon:

●	character, personal and professional ethics, integrity and values;
●	executive level business experience and acumen;
●	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of specialty retail industries, it is not a prerequisite);
●	skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;
●	business judgment;
●	availability and willingness to serve on the Board;
●	our Independence Standards;
●	potential conflicts of interest with the Company or its stockholders taken as a whole; and
●	accomplishments within the candidate’s own field.

The Committee believes that the Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and evolving needs of the business. The Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s business. Each of the nominees for election as a Director at the Annual Meeting of Stockholders has held senior executive positions in large, complex organizations and has operating experience that meets this objective.  In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. Each of the independent directors also has experience serving on boards of directors and board committees of other public companies.

The Committee also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, backgrounds, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate breadth of talent, skills and expertise to oversee the Company’s business.

The Board of Directors has adopted a policy with regard to considering a stockholder’s nominee.  To submit a nominee for consideration, a stockholder must provide the Board of Directors:

●	proof of the stockholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act;
●	a complete description of the candidate’s qualifications, experience and background; and
●	the candidate’s signed consent to serve on the Board.

In general, the Board of Directors will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies.  Before recommending a stockholder’s candidate, the Board of Directors may also:

●	consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the Board;
●	conduct appropriate verifications of the background of the candidate; and
●	interview the candidate or ask the candidate for additional information.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder or interested party communications with an individual director, the non-management directors as a group, the Non-executive Chairman of the Board, or the Board of Directors as a group should be addressed to “Hancock – Director Communications,” ATTN: Steven D. Scheiwe, 4407 Manchester Ave., Suite 204, Encinitas, CA 92024.

ADDITIONAL CORPORATE GOVERNANCE INFORMATION

The Company has a code of ethics that applies to all employees of the Company, including the chief executive officer and senior financial officers, as well as a separate code of ethics that applies specifically and solely to the Company’s chief executive officer and senior financial officers. The following corporate governance materials, including the code of ethics that applies to the Company’s chief executive officer and senior financial officers, are available free of charge in the “Investor Relations – Corporate Governance” section of the Company’s website at www.hancockfabrics.com.  We will also provide copies of these documents upon request, free of charge.

●	Code of Business Conduct and Ethics for the CEO and Senior Financial Officers;
●	Charters of the Audit Committee, Management Review and Compensation Committee and Nominating and Corporate Governance Committee.

The Company will post any material amendments or waivers to the Code of Business Conduct and Ethics for the CEO and Senior Financial Officers to its website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Copies of such reports must also be furnished to the Company.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended January 30, 2010, all Section 16(a) filing requirements were met.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for the Company by Burr Pilger Mayer, Inc. in 2009 and 2008 were as follows (in thousands):

	Year Ended January 30, 2010	Year Ended January 31, 2009
Audit Fees(1)	$563	$683
Audit-Related Fees	-	15
Tax Fees	-	-
All Other Fees	-	23
Total	$563	$721

(1)	Reflects actual fees paid to date and fees anticipated.

For purposes of the above table, in accordance with the rules and regulations promulgated by the SEC, “Audit Fees” are fees billed to the Company for professional services for the audit of the Company Consolidated Financial Statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.  “Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company financial statements.  “Tax fees” are fees billed for tax compliance, tax advice, and tax planning. “All Other Fees” are fees related to filings on Forms S-1 and S-8, and assistance with SEC correspondence.

The Audit Committee pre-approves all services performed by the Company’s independent auditors in accordance with the Company’s Audit Committee Pre-Approval Policy.  The Pre-Approval Policy requires that any audit or non-audit services performed by the Company’s independent auditors receive either specific or appropriate general pre-approval by the Audit Committee.  In addition, any service performed by the independent auditors that exceeds a pre-determined fee level is required to receive specific pre-approval by the Audit Committee.  The Company’s independent auditor is permitted to provide audit, audit-related, tax, and other services as detailed in the Pre-Approval Policy.  The Company’s independent auditor is prohibited from performing certain non-audit services detailed in the policy.  The Audit Committee pre-approved 100% of the services described above.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended January 30, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee reviewed with Burr Pilger Mayer, Inc., who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 114, The Auditor's Communication With Those Charged With Governance.  The Audit Committee has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by applicable requirements of the Public Company Accounting Oversight Board regarding Burr Pilger Mayer, Inc.’s communications with the Audit Committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. their independence.  The Audit Committee also considered the compatibility of non-audit services with Burr Pilger Mayer, Inc.’s independence.

The Audit Committee discussed with Burr Pilger Mayer, Inc. the overall scope and plans for their audit.  The Audit Committee meets with Burr Pilger Mayer, Inc., with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 30, 2010, for filing with the SEC.  The Audit Committee and the Board approved the selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for 2009 and has approved the retention of Burr Pilger Mayer, Inc. as the principal accounting firm to be used by the Company throughout the 2010 fiscal year.

Harry D. Schulman, Chair
Sam P. Cortez
Neil S. Subin

COMPENSATION DISCUSSION AND ANALYSIS

The Management Review and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of three independent directors.  The Compensation Committee is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, 2001 Stock Incentive Plan and other incentive compensation programs, and making recommendations to the Board respecting policies of the Board related to those plans.

Introduction

This Compensation Discussion and Analysis provides a principles-based overview of our executive compensation program.  It discusses our rationale for the types and amounts of compensation that our executive officers receive and how compensation decisions affecting these officers are made.  It also discusses our total rewards philosophy, the key principles governing our compensation program, and the objectives we seek to achieve with each element of our compensation program.

What are the Company’s key compensation goals?

The goals of the Company’s compensation program are to align compensation with business performance and the interests of stockholders, and to enable the Company to attract, motivate, and retain management that can contribute to the Company’s long-term success.  Therefore, the executive compensation program includes base salary, short-term cash incentive payments, and long-term incentives in the form of stock options and restricted stock.  Other than routine insignificant business amenities, the executive officers of the Company are not provided with any forms of compensation not discussed in this Proxy Statement.

What are the Company’s overall executive compensation objectives?

The Company sets challenging financial and operating goals for its executives to meet.  A significant amount of an executive’s annual cash compensation is tied to meeting the objectives of the short-term incentive compensation plan and is, therefore, “at risk” — payment is earned only if performance warrants it.  Our long-term incentives are intended to support long-term focus on stockholder results, so it emphasizes long-term rewards.

What is the Compensation Committee’s policy for managing risk associated with compensation objectives?

In order not to place too much emphasis on short-term financial results, the Company has established a balanced mix of short-term and long-term incentive compensation. This approach mitigates the potential that employees will take actions to achieve short-term goals while not focusing on long-term growth measures, profitability and sustained performance.  As a result of an analysis of both the short-term and long-term incentive compensation plans, the Company’s Compensation Committee concluded that the incentive plans do not subject the Company to excessive risk and that such plans are not reasonably likely to have a material adverse effect on the Company.

Who participates in the Company’s executive compensation programs?

The CEO, the Principal Financial and Accounting Officer, and the other three most highly compensated officers (collectively, the “Named Executive Officers”), as well as other executive officers, participate in the compensation program outlined in this Compensation Discussion and Analysis.  However, many elements of the compensation program also apply to other levels of the Company’s management.  The intent is to ensure that management is motivated to pursue, and is rewarded for achieving, the same financial, operating, and stockholder objectives.

What are the key elements of the Company’s overall executive compensation program?

The table below summarizes the key elements of our executive compensation program and the objectives they are designed to achieve.

Pay Element		Description		Objectives

Base salary	●	Annual fixed cash compensation.	●	Attraction and retention.
			●	Recognize differences in relative
responsibility of positions as well
as individual performance over the
long term.

Incentive compensation	●	Annual variable pay tied to the	●	Communicate key financial and
		achievement of key Company		operating objectives.
		financial and operating objectives as	●	Drive high levels of performance
		well as individual goals approved by		by ensuring that executives’ total
		the Compensation Committee. Long		cash compensation is linked to
		range objectives tied to enhancing		achievement of financial and
		stockholder value.		operating objectives.
			●	Support and reward consistent,
balanced growth and returns
performance (add value every
year).

Equity awards and grants	●	Stock options granted at fair market	●	Align long-term compensation with
		value on the grant date (discounted		stockholder results.
		options are prohibited).	●	Provide opportunities for
	●	Stock option grants and restricted		significant wealth accumulation by
		stock awards to officers upon hire or		executives that are tightly linked to
		promotion.		stockholder returns.

Retirement plan	●	401(k) defined contribution plan.	●	Provide competitive executive
retirement benefits.

Pay Element		Description		Objectives

Health and other benefits	Variety of benefits, including:
	●	Medical, dental, and vision plans;	●	Provide competitive benefits.
		and	●	Minimize perquisites while
	●	Life and disability insurance plans.		ensuring a competitive overall
rewards package.

Annual cash compensation.  Annual cash compensation consists of base salary and incentive compensation.

Base Salary

The Compensation Committee annually reviews the base salaries of the CEO and the other executive officers and members of corporate management.  When reviewing base salary and possible adjustments to base salary, the Compensation Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility, experience level of the employee, and economic conditions in the retail fabric industry.  No adjustments were made to the base salary of the CEO during any of fiscal years 2007, 2008 or 2009.

Incentive Compensation

In April 2009, the Board of Directors approved the format of a new Short-Term Incentive Program (the “Cash Incentive Program”) and a Long-Term Incentive Program (the “Long-Term Program”).

For fiscal 2009, the Board of Directors set the metric for the Cash Incentive Program and the Long-Term Program goals to be earnings before interest, taxes, depreciation and amortization before reorganization costs (“EBITDAR”) and cash flow from operations before reorganization, each to be counted equally toward any award. Minimum, Target, and Maximum goals were set, based on the Company’s business plan for the year.  The potential bonus payable to each participant is then determined based on the percentage of individual goals achieved during the year   The individual goals of the Named Executive Officers were approved by the Compensation Committee when the metric for the fiscal year was determined.

Payouts, if any, cap at a percentage of salary for the positions shown in the table below, depending on whether the Minimum, Target or Maximum goal is reached. The Cash Incentive Program payouts for fiscal 2009 for the Named Executive Officers are listed in column (g) of the Summary Compensation Table.  (See “Compensation of Executive Officers and Directors”).

	Minimum	Target	Maximum
Chief Executive Officer	40%	60%	120%
Executive Vice President	35%	50%	100%
Senior Vice President	30%	40%	80%

The Compensation Committee believes that the Cash Incentive Program and the Long-Term Program discussed below are important in linking performance with pay.  The Compensation Committee will continue to focus on this critical issue as it moves forward.

Long-term Incentives

To more closely align the interests of the Company’s stockholders and the executive officers, and to focus management’s attention on long-term strategic objectives which will enhance stockholder value, the Compensation Committee grants stock options and awards restricted stock.  All grants and awards contain vesting provisions of one to four years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation.  The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant.  Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock.

In April 2009, as part of the Long-Term Program, the Board amended the 2001 Stock Incentive Plan (the “Stock Incentive Plan”) in order to add a performance-based feature to stock option vestings.  Prior to the amendment, stock option vesting was contingent on the employee staying with the Company for a given period of time.  However, the Board believes it is also important to have a portion of such grants be contingent on the Company achieving certain financial goals.  All employees at our corporate office and distribution center who are classified as “Senior Manager” and above are eligible to participate in the Long-Term Program.  Each participant received an option to purchase shares of our common stock, with vesting of the first third of the grant contingent upon achieving the performance metric outlined above, with Minimum and Target goals. If the goals were not achieved for 2009, the first third of the grant was forfeited.

On April 16, 2009 stock options with an exercise price of $0.65, the average of the high and low market prices on that date, were granted to Ms. Aggers, for 100,000 shares and to Mr. Driskell, Ms. Moore and Mr. Sheffield for 40,000 shares each.  Ms. Zewicke was granted an option under the Long-Term Plan for 36,667 shares on May 13, 2009 at an exercise price of $1.08, the first year vesting to be prorated for the partial year. Mr. Driskell was granted an additional 30,000 shares at an exercise price of $1.15 upon his promotion to Executive Vice President on June 2, 2009. The aggregate grant date fair value of options granted to the Named Executive Officers is listed in column (f) of the Summary Compensation Table, shown below.

How does the Compensation Committee consider and determine executive compensation?

Chief Executive Officer.  The Compensation Committee establishes the compensation level for the CEO, including base salary and annual cash incentive compensation, and reviews and approves her stock option awards.  The CEO’s compensation is reviewed annually by the Compensation Committee in conjunction with a review of her performance by the non-management directors, taking into account all forms of compensation, including base salary, annual cash incentive, stock option awards, and the value of other benefits received.

The CEO’s base salary, incentive compensation, and long-term incentives in the form of stock options and restricted stock were determined in a manner consistent with the compensation of the other executive officers.  As discussed above, the CEO’s incentive compensation and long-term incentive compensation are tied to the Company’s performance. The Employment Agreement between Ms. Aggers and the Company is discussed below.  During 2009, Ms. Aggers was granted stock options totaling 100,000 shares, with vesting contingent upon achieving predetermined performance goals, and was paid a cash incentive of $279,444 based on the objectives achieved for the year.

Other Executive Officers.  The Compensation Committee reviews and establishes base salaries for our executive officers other than the CEO based on each executive officer’s performance during the past fiscal year and on the recommendations of the CEO.  The Compensation Committee approves the annual cash incentive amounts for the executive officers, which are determined by objectives established by the Compensation Committee at the beginning of each fiscal year as discussed above.  The actual cash incentive amount paid depends on performance relative to the target objectives.

The Compensation Committee approves awards of stock options to all levels of management, including executive officers.  Stock options are granted to executive officers upon initial hire or promotion, and, thereafter, are typically granted annually in accordance with guidelines established by the Compensation Committee.  The actual grant is determined by the Compensation Committee based on the guidelines and the performance of the individual in the position.  The Compensation Committee considers the recommendations of the CEO.

What roles do the Chief Executive Officer and other executive officers play in the determination of executive compensation?

The CEO attends most meetings of the Compensation Committee and participates in the process by answering Compensation Committee questions about pay philosophy and by ensuring that the Compensation Committee’s requests for information are fulfilled.  She also assists the Compensation Committee in determining the compensation of the other executive officers by providing recommendations and input about such matters as individual performance, experience, and size, scope, and complexity of their positions.  The CEO makes specific recommendations to the Compensation Committee concerning the compensation of her direct reports and other senior executives, including the other executive officers.  These recommendations usually relate to base salary increases.  The CEO also recommends pay packages for newly hired executives.  Management provides the Compensation Committee with data, analyses, and perspectives on market trends and annually prepares information to assist the Compensation Committee in its consideration of such recommendations.  Annual incentive grants are based on achievement of business objectives set by the Compensation Committee, but the Compensation Committee may exercise negative discretion, and if it does so, it is typically in reliance on the CEO’s assessment of an individual’s performance.  The CEO does not make recommendations to the Compensation Committee regarding her own compensation.

Does the Company use compensation consultants?

Neither the Company nor the Compensation Committee hired compensation consultants during fiscal 2009.  The Company does not regularly engage consultants as part of our annual review and determination of executive compensation, but may do so in the future.  The Compensation Committee has authority, pursuant to its charter, to hire consultants of its selection to advise it with respect to the Company’s compensation programs, and the Compensation Committee, as it deems appropriate, may also limit the use by the Company’s management of compensation consultants engaged by the Compensation Committee.

What are our peer group and compensation benchmarking practices?

We do not engage in “benchmarking,” such as targeting base salary at a peer group median for a given position.  Rather we use peer group or other published data as context in reviewing our overall compensation levels and approving recommended compensation actions.  Broad survey data and peer group information are just two elements that we find useful in maintaining a reasonable and competitive compensation program.  Other elements that we consider are individual performance, Company performance, individual experience, position tenure, and succession planning.

What is the Company’s policy concerning the tax deductibility of compensation?

Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers.  It is the Compensation Committee’s policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining executives.  However, the Compensation Committee recognizes that if there is an appreciation in the Company’s stock price, executive compensation amounts in future years could exceed this limitation due to the timing of stock option exercises and the vesting of restricted shares.

Do the Company’s Executive Officers Have Employment Contracts, Termination of Employment or Change in Control Arrangements?

The Company has entered into substantially identical contingent change in control arrangements (the “Change in Control Agreements”) with Mr. Driskell, Mr. Sheffield and Ms. Zewicke (the “Executives”). The Change in Control Agreements are to be effective until March 10, 2010, and provide that, if during one year following a change of control of the Company (as defined in the Change in Control Agreements), the employment of the Executive is terminated by  the employer other than for cause, disability, or death, or the Executive terminates employment for good reason (as defined in the Change in Control Agreements), the Executive will receive a lump sum payment equal to the sum of (i) their annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) 1.5x their annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) 1.5x the cash incentive paid or payable to the Executive for the prior year preceding the change of control.  Each Executive is also entitled to a continuation of family health and insurance benefits for eighteen months. Subsequent to fiscal year end, the Company has extended the Change in Control Agreements until March 10, 2011, with all provisions identical to the prior for the Executives, except Mr. Driskell. Mr. Driskell will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) 2.0x his annual base salary at the rate in effect when his employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) 2.0x the cash incentive paid or payable to Mr. Driskell for the prior year preceding the change of control. The Change in Control Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code, or any comparable provision is imposed on any payment made or benefit provided to the executive, then the amount of such payment or benefit will be increased to the extent necessary to compensate the executive fully for the imposition of such tax.

Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), outstanding options become fully vested and all restricted shares held upon the occurrence of a change in control become fully vested, and may be cashed out at the highest market price occurring during a 60-day period prior to the date of the change of control.

On April 9, 2009, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with Jane F. Aggers, the Company’s CEO.  The Agreement, which is effective as of August 1, 2008, amends and restates the employment agreement between Ms. Aggers and the Company which was effective January 31, 2005 and amended on December 7, 2005.  The Agreement has a 30 month term, and will be extended automatically for successive additional one-day periods unless either party elects not to extend the Agreement.  During the term of the Agreement, Ms. Aggers will receive an annual base salary of $450,000, which may be increased at the discretion of the Company’s Board of Directors, an automobile allowance of $750 per month, and benefits as provided to other employees of the Company, such as medical and life insurance. Ms. Aggers will have the opportunity to earn a performance award under the Company’s cash incentive plan, pursuant to criteria established by the Company’s Board of Directors in consultation with Ms. Aggers.  The Agreement provides, in general, that in the event of a change of control or death, all equity awards will be immediately vested and not subject to forfeiture.

Under the Agreement, termination will have the following effect on the compensation provided:  (i) if employment is voluntarily terminated, salary and benefits will be paid through date of separation and stock benefits will be governed by the provisions of the respective stock plan; (ii) if employment is terminated by death or disability, compensation will be the same as provided in (i) above except, the cash incentive payment will be prorated for the period of employment; (iii) in the case of termination for cause, salary, benefits, and vesting of stock awards will cease at the date of termination; (iv) if employment is terminated without cause, salary, benefits, and stock award vesting will continue for the remaining term of the Agreement and the cash incentive payable will be prorated through the date employment was terminated; and (v) if employment is involuntarily terminated without cause during a Change in Control Period (as defined by the Agreement), Ms. Aggers will receive a prorated cash incentive payment for the year in which the change in control occurs and a lump sum payment, which is equal to two and one-half times her annual base salary,  two and one-half times the cash incentive paid for the year immediately prior to the year in which the change of control occurred and thirty times the monthly cost of benefits. The change in control provision also provides for a tax equalization payment which would prevent Ms. Aggers from incurring a tax penalty under Section 4999 of the Internal Revenue Code of 1986, or successor statute which is greater that 10% of the total payment.

The following table sets forth the amounts payable to the Named Executive Officers in the event of a Change in Control as of January 30, 2010:

Name(1)	Salary	Cash Incentive Payment	Benefits	Market Value of Equity Vesting (2)	Total Value of Severance Agreements
Jane F. Aggers	$1,125,000	$698,610	$46,412	$49,650	$1,919,672
Robert W. Driskell	$330,000	$195,161	$18,209	$66,200	$609,569
Susan Zewicke	$285,000	$86,160	$11,648	$82,750	$465,558
William A. Sheffield	$225,000	$133,905	$11,605	$16,550	$387,060

(1) The tax benefits provided in the agreements have not been determined.
(2) Based on closing market value of $3.31 on January 29, 2010.

How is the Company complying with Section 409A of the Internal Revenue Code?

Section 409A of the Internal Revenue Code was created with the passage of the American Jobs Creation Act of 2004.  These relatively new tax regulations create strict rules related to non-qualified deferred compensation earned and vested on or after January 1, 2005.  We have conducted a thorough assessment of all affected plans and taken actions necessary to comply with the new requirements by the deadlines established by the Internal Revenue Service.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members have been officers or employees of the Company or any of its subsidiaries.  In addition, during fiscal 2009, no executive officer of the Company served as a director or a member of the compensation committee of any entity that had an executive officer serving on the Board of Directors of the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth summary information concerning the compensation during the periods indicated for the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jane F. Aggers, Chief Executive Officer	2009 2008 2007	$450,000 $450,000 $450,000	-- -- --	-- -- --	$45,440 $186,459 --	$279,444 $200,000 $36,900	-- -- --	$11,137 $16,043 $31,665	$786,021 $852,502 $518,565
Robert W. Driskell, Executive Vice President and Chief Financial Officer(4)	2009 2008	$218,725 $171,730		-- $22,000	$63,733 $71,615	$130,107 $75,000	-- --	$17,923 $20,803	$430,488 $361,148
L. Gail Moore, Senior Vice President – Merchandising (4)	2009 2008 2007	$198,943 $193,654 $190,000	-- -- --	-- -- --	$18,176 $91,690 --	-- $75,000 $6,150	-- -- --	$450 $3,727 $4,165	$217,569 $364,071 $200,315
William A. Sheffield, Senior Vice President – Distribution	2009 2008 2007	$148,941 $143,654 $137,076	-- -- --	-- -- --	$18,176 $40,809 --	$89,270 $50,000 $12,300	$65,535 $3,029 $6,009	$669 $446 --	$322,591 $237,938 $155,385
Susan D. Zewicke, Senior Vice President – Store Operations(4)	2009	$135,192	$10,000	$27,000	$67,064	$57,440	--	--	$296,696

(1)
The amounts shown do not reflect compensation actually received by the Named Executive Officers.  Instead, the amounts shown as Stock and Option Awards are the aggregate grant date fair value as determined pursuant to ASC 718.  The assumptions used to calculate the value of these stock and option awards are set forth under Note 14 to the accompanying Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

(2)	See the table below captioned “Pension Benefits.”
(3)	All Other Compensation is itemized in the following table.
(4)
Mr. Driskell’s and Ms. Zewicke’s compensation is shown from each of their respective hire dates of February 25, 2008 and May 4, 2009. Ms. Moore’s compensation is shown through her termination date of January 22, 2010.

ALL OTHER COMPENSATION DETAIL
Name	Year	Perquisites and Personal Benefits	Company Contributions to Defined Contribution Plans(A)	Other(B)
Jane F. Aggers	2009 2008 2007	$9,000 $9,000 $9,000	$2,137 $7,043 $22,665	-- -- --
Robert W. Driskell	2009 2008	-- --	-- --	$17,923 $20,803
L. Gail Moore	2009 2008 2007	-- -- --	$450 $3,727 $4,165	-- -- --
William A. Sheffield	2009 2008 2007	-- -- --	$669 $446 --	-- -- --
Susan D. Zewicke	2009	--	--	--

(A)
Represents employer contributions to the Company’s 401(k) plan, Hancock Fabrics, Inc. Retirement Savings Plan.  Participants in the Hancock Fabrics, Inc. Consolidated Retirement Plan were ineligible for the Company contribution prior to December 31, 2008.

(B)	Amounts shown for Mr. Driskell represent payments for moving related costs.

The following table sets forth summary information concerning the outstanding equity awards as of fiscal year end for those Named Executive Officers of the Company for which such disclosure is required.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jane F. Aggers	3,749(1)	116,251(1)	--	$1.58	8/7/2015	15,000	$49,650	--	--
	--	--	100,000(2)	$0.65	4/16/2016	--	--	--	--
Robert W. Driskell	6,250(3)	18,750(3)	--	$0.88	2/25/2018	20,000	$66,200	--	--
	23,020(1)	41,980(1)	--	$1.58	8/7/2015	--	--	--	--
	--	--	40,000(2)	$0.65	4/16/2016	--	--	--	--
	--	25,000(1)	--	$1.15	6/2/2015	--	--	--	--
	--	--	30,000(2)	$1.15	6/2/2015	--	--	--	--
L. Gail Moore(4)	--	--	--	--	--	--	--	--	--
William A. Sheffield	15,935(1)	29,065(1)	--	$1.58	8/7/2015	5,000	$16,550	--	--
	--	--	40,000(2)	$0.65	4/16/2016	--	--	--	--
Susan D. Zewicke	--	50,000(1)	--	$1.08	5/13/2016	25,000	$82,750	--	--
	--	--	36,667(2)	$1.08	5/13/2016	--	--	--	--

(1)	Stock options were granted under the 2001 Stock Incentive Plan and vest 25% on the first anniversary of the grant date and monthly over the next 36 months, with a 7 year life.
(2)	Stock options were granted under the 2001 Stock Incentive Plan, as a Long-Term Incentive Plan grant. Annual vesting is contingent upon achieving predetermined performance goals, with a 7 year life.
(3)	Stock options were granted under the 2001 Stock Incentive Plan and vest in equal installments on the first four anniversaries of the grant date, with a 10 year life.
(4)	Ms. Moore did not hold any equity awards at fiscal year end as a result of the termination of her employment on January 22, 2010.

The following table sets forth summary information concerning the exercise of options and the vesting of stock as of fiscal year end for those Named Executive Officers of the Company for which such disclosure is required.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

(a)	(b)	(c)	(d)	(e)
Jane F. Aggers	60,000	$94,200(3)	38,750	$88,269(4)
Robert W. Driskell	--	--	5,000	$1,950(5)
L. Gail Moore	31,874	$59,445(6)	5,000	$5,275(7)
William A. Sheffield	--	--	5,900	$5,959(8)
Susan D. Zewicke	--	--	--	--

(1)	Value is based on the average of the high and low prices of the common stock on the date exercised, less the option exercise price.
(2)	Value is based on the average of the high and low prices of the common stock on the vesting date.
(3)	This option was exercised on December 29, 2009, the exercise price was $1.58.
(4)	18,750 restricted shares vested on December 8, 2009, and 20,000 shares vested on December 16, 2009.
(5)	These restricted shares vested on February 26, 2009.
(6)	This option was exercised on January 18, 2010, the exercise price was $1.58.
(7)	These restricted shares vested on June 13, 2009.
(8)	These restricted shares vested on June 10, 2009.

PENSION PLANS

The Company maintained a noncontributory retirement program under which retirement benefits were provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that could not be provided by the qualified plan.  Participation in the pension plans was frozen to employees with a hire date on or after January 1, 2005, and on December 31, 2008, the plans were frozen so as not to allow credit for additional years of service.  In this description, the qualified and nonqualified plans are treated as one “Plan.” Mr. Sheffield was the only Named Executive Officer participating in the Plan as of the freeze date.

For each year of credited service, a Plan participant accrued a retirement benefit calculated under a formula based on covered compensation for that year.  Covered compensation is defined in the Plan documents.  It includes, generally, all wages, salary and cash incentive payments actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a “cafeteria plan,” as defined in Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”), or to a “qualified cash or deferred arrangement,” as defined in Section 401(k) of the Code.

Under the Plan formula applicable to Mr. Sheffield, the annual retirement benefit payable at normal retirement age as a straight life annuity is the sum of:  (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

PENSION BENEFITS

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
William A. Sheffield	Hancock Fabrics, Inc. Consolidated Retirement Plan	35.0	$305,973	--
	Hancock Fabrics, Inc. Supplemental Retirement Plan	35.0	--	--

(1)
Participation in the Hancock Fabrics, Inc. Consolidated Retirement Plan was frozen to employees with a hire date on or after January 1, 2005; therefore, Ms. Aggers, Mr. Driskell, Ms. Moore and Ms. Zewicke are ineligible for this benefit.

(2)	As of January 30, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management.  Based on the review and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sam P. Cortez, Chair
Steven D. Scheiwe
Harry D. Schulman

COMPENSATION OF DIRECTORS

The following table shows the compensation paid to the non-employee directors during the 2009 fiscal year.  Ms. Aggers does not receive a fee for serving as a director of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

(a)	(b)	(c)	(h)
Carl E. Berg	$4,000	--	$4,000
Sam P. Cortez	$71,000	$22,500	$93,500
Steven D. Scheiwe	$61,500	$22,500	$84,000
Harry D. Schulman	$48,500	$22,500	$71,000
Neil S. Subin	$30,500	$53,750	$84,250

(1)
As provided in the Company’s 2001 Stock Incentive Plan, as amended and restated, directors Cortez, Scheiwe and Schulman were each awarded 20,000 shares of restricted stock on August 1, 2009 and director Subin was awarded 50,000 shares of restricted stock on August 4, 2009, all of which vest over three years.  The amounts shown reflect the aggregate grant date fair value as determined pursuant to ASC 718.

Each eligible director earns annually a base director fee of $45,000 and a chair fee of $50,000, $20,000 or $10,000 for chairing the Board, Audit and Management Review and Compensation Committees, respectively.  Each non-employee director may elect, at the beginning of a term, to receive all or a portion of the base director fee and chair fee in restricted shares based on the market price on the date of election.  Restrictions on these shares lapse ratably over the next 12 months. Although, fees paid in restricted shares are not reflected in the above chart, Mr. Berg, Mr. Scheiwe and Mr. Schulman received shares valued at $55,415, $26,252 and $37,919, respectively for fees during 2009. Directors not electing to receive base director fees and chair fees in stock are paid in cash on a quarterly basis.  In addition, eligible directors receive $2,000 for each meeting attended, paid quarterly. Board and Committee meetings that occur consecutively are counted as one meeting.  The directors elected to receive 100% of their base and chair fees in cash for the term that began in August, 2009.

As of January 30, 2010, each non-employee director held the following number of outstanding stock awards that are restricted:

Director	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested $
Sam P. Cortez	45,000	$148,950
Steven D. Scheiwe	45,000	$148,950
Harry D. Schulman	45,000	$148,950
Neil S. Subin	50,000	$165,500

STOCK PRICE PERFORMANCE GRAPH

The following graph sets forth the Company's cumulative total stockholder return (assuming reinvestment of dividends) as compared to the Russell 2000 and to the S&P Specialty Stores index.  The graph assumes $100 invested on January 30, 2005.  Note:  The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
January 30, 2010
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
1/30/2005
1/28/2006
2/3/2007
2/2/2008
1/31/2009
1/30/2010
Hancock Fabrics
Russell 2000 Index
S&P 500 Specialty Stores Index

MATTERS SUBMITTED FOR STOCKHOLDER VOTE

PROPOSAL 1 - ELECTION OF DIRECTORS

As required by the Company’s By-Laws, the Board of Directors has fixed the number of directors of the Company at five effective at the commencement of the Annual Meeting.  It is proposed that the following five nominees be elected to the Board of Directors to hold office until the annual meeting of stockholders in 2011 or until election and qualification of a successor:  Jane F. Aggers, Sam P. Cortez, Steven R. Morgan, Steven D. Scheiwe and Neil S. Subin.  The shares represented by proxies will be voted for the election of the nominees named above, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate.  The Company has no reason to expect that any of the nominees will be unable to serve.

The Board of Directors recommends a vote FOR the election of the nominees named above to serve until 2011.

PROPOSAL 2 – PROPOSAL TO AMEND THE 2001 STOCK INCENTIVE PLAN TO EXTEND THE EXPIRATION DATE TO MARCH 4, 2021.

On March 4, 2001, the Board adopted, and the stockholders subsequently approved, the 2001 Stock Incentive Plan (the “2001 Plan).  The 2001 Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the growth of the Company and to retain them in the employ of the Company or its subsidiaries by providing opportunities for ownership of the Company’s common stock.  The 2001 Plan provides for the issuance of Nonqualified Stock Options (NSO’s) and awards of restricted stock.  The 2001 Plan precludes the awarding of shares more than 10 years after the earlier of the date of adoption by the Board or its approval by the stockholders.  As a result, as of March 4, 2011, the Board will be unable to make option grants or restricted stock awards from the remaining shares authorized in the 2001 Plan without an extension of the date on which grants and awards may be made.  The Board, upon recommendation of the Management Review and Compensation Committee, has approved an amendment to the 2001 Plan to extend the last day on which grants and awards may be made under the 2001 Plan to March 4, 2021, subject to stockholder approval.

The 2001 Plan is administered by the Stock Plan Committee (the “Committee”) selected by the Board of Directors which must consist of two or more directors of the Company who are “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  All members of the Compensation Committee currently serve as the Stock Plan Committee. The provisions of the 2001 Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company’s executive officers.  The aggregate number of shares of the $.01 par value common stock of the Company that may be issued or reserved for issuance pursuant to the 2001 Plan may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company (and not reserved for any other purpose) and shares subject to any previous award under the 2001 Plan that have been forfeited.  The 2001 Plan contains antidilution provisions, allowing for adjustments in the number of shares in case of stock dividends and other changes in the Company’s capital structure.

As originally approved, the 2001 Plan provided for 2,800,000 shares available for issuance and on June 9, 2005 the stockholders approved an increase in the authorized shares to 3,150,000.  Additionally, the 2001 Plan was amended and restated pursuant to the Company’s Plan of Reorganization, effective August 1, 2008, to increase the aggregate number of shares authorized for issuance by 3,150,000, to award each non-employee director installed pursuant to the Plan of Reorganization 50,000 shares of restricted stock, to allow non-employee directors to receive restricted stock and stock options, and to allow directors to elect to receive fees as restricted shares instead of cash.  Under the 2001 Plan, as amended and restated, the total number of shares available for issuance is 6,300,000.  On April 16, 2009 the Committee approved an amendment to the 2001 Stock Incentive Plan to provide for the issuance of stock options under the terms of the Long-Term Incentive Plan.  In general, the Long-Term Incentive Plan provides for the granting of stock options with vesting over three years, conditional on achieving annual performance goals as determined by the Board of Directors.  If the goals are not achieved, the shares available for vesting that year are forfeited. As of April 14, 2010 there are 3,151,062 shares remaining available for issuance under the 2001 Plan.

The Board of Directors recommends a vote FOR the amendment of the 2001 Stock Incentive Plan to extend the expiration date to March 4, 2021.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved the retention of Burr Pilger Mayer, Inc. (“BPM”) as our independent auditors for the Company’s fiscal year ending January 29, 2011, which will be their fifth year as the Company’s independent auditors.  Although stockholder ratification of the Company’s independent auditors is not required by our Charter, By-laws, Delaware law or otherwise, in the interest of sound corporate governance and in order to permit our stockholders to participate in this important corporate decision, we are submitting the selection of BPM to our stockholders for ratification.  If not ratified, the Audit Committee will reconsider its selection, although it will not be required to select different independent auditors for the Company.

The Board of Directors recommends a vote FOR the ratification of the selection of Burr Pilger Mayer, Inc. as the Company’s independent auditors.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If a stockholder desires to present a proposal at next year’s annual meeting of stockholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 16, 2010.  If a stockholder otherwise desires to nominate a candidate for election to the Board of Directors, such stockholder must submit a nomination notice in compliance with the Company’s Bylaws not less than 30 days prior to the 2011 annual meeting, which we currently anticipate will be held on or about June 10, 2011.  As a result, such nomination notices for a stockholder’s proposal received by the Company after May 10, 2011 will be considered untimely for the annual meeting of stockholders.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.”  This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing.  As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this proxy statement includes the Company’s website address.  This website address is intended to provide inactive, textual references only.  The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

The Board is not aware that any matters not specified above will be presented at the meeting.

By order of the Board of Directors,

/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President, Chief Financial Officer and Secretary

PLEASE VOTE ON THE INTERNET OR BY SUBMITTING A SIGNED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

Hancock Fabrics, Inc.

VOTE BY INTERNET
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Hancock Fabrics, Inc., you have the option of voting your shares electronically through the Internet eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 7, 2010.

Vote Your Proxy on the Internet:		*Vote Your Proxy by mail:*
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

1. Election of directors to serve until 2011.

NOMINEES: (01) Jane F. Aggers
(02) Sam P. Cortez
(03) Steven R. Morgan
(04) Steven D. Scheiwe
(05) Neil S. Subin

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________ **Signature** ________________ **Date** ________, **2010.**

VOTING ELECTRONICALLY
. FOLD AND DETACH HERE AND READ THE REVERSE SIDE .
PROXY
Please mark
your votes
A vote FOR nominees is recommended by the Board of Directors. like this
X
1. Election of directors to serve until 2011. FOR all WITHHOLD AUTHORITY 2. Approval of the amendment to the 2001FOR AGAINST ABSTAIN
Nominees listed to vote (except as marked to Stock Incentive Plan extending the expiration to the left the contrary for all nominees
NOMINEES: (01) Jane F. Aggers listed to the left) date to March 4, 2021. A vote FOR the approval of the amendment to the 2001 Stock Incentive Plan is recommended by
(02) Sam P. Cortez
(03) Steven R. Morgan the Board of Directors.
(04) Steven D. Scheiwe
(05) Neil S. Subin
3. Ratification of the appointment of Burr Pilger FOR AGAINST ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee, Mayer, Inc. as Hancock’s independent auditors strike a line through that nominee’s name in the list above) for the fiscal year ending January 29, 2011.
A vote FOR the independent auditors isrecommended by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2 AND 3.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature Signature Date , 2010.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held June 8, 2010
This proxy statement and our 2009 Annual Report on Form 10-K dated January 30, 2010 are available at
http://www.cstproxy.com/hancockfabrics/2010
. FOLD AND DETACH HERE AND READ THE REVERSE SIDE .
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HANCOCK FABRICS, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JUNE 8, 2010
The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 14,
2010 and hereby appoints Robert W. Driskell and Larry D. Fair and each of them, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held at the Company’s headquarters, One Fashion Way, Baldwyn, Mississippi on Tuesday, June 8, 2010 at 9:00 a.m. CDT and at any adjournment thereof.
This proxy is solicited by the Board of Directors. It will be voted in accordance with the specifications indicated. Unless otherwise indicated, this proxy will be voted FOR the election of all nominees listed, FOR the proposal to amend the 2001 Stock Incentive Plan to extend the expiration date to March 4, 2021, and FOR ratification of the appointment of Burr Pilger Mayer, Inc. as Hancock’s independent auditors for the fiscal year ending January 29, 2011.
(Continued, and to be marked, dated and signed, on the other side)